SUB-ADMINISTRATION AGREEMENT
                        ----------------------------


      AGREEMENT made as of January 2, 1997, by and between Conseco Services L.L.C. (the "Administrator"), the Administrator of the Conseco Fund Group (the "Trust") and each portfolio series of the Fund listed on Exhibit A hereto (each, a "Fund"; collectively, the "Funds"), and The Bank of New York, a New York trust company (the "Sub-Administrator").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Administrator is an Indiana limited liability company acting pursuant to an Administration Agreement dated as of January 2, 1997 between the Administrator and the Trust;

      WHEREAS,   the  Trust  is  an  investment  company  registered  under  the
Investment Administrator Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Administrator desires to retain the Sub-Administrator as its agent to provide administration services for the Trust and each Fund and the Sub-Administrator is willing to provide such services, all as more fully set forth below;

      NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

      1.    Appointment.
            -----------

      The Administrator hereby appoints the Sub-Administrator as its agent for the term of this Agreement to perform the services described herein for the Trust and each Fund. The Sub-Administrator hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

      2.    Representations And Warranties.
            ------------------------------

      The Administrator hereby represents and warrants to the Sub-Administrator, which representations and warranties shall be deemed to be continuing, that:

      (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

      (b) This Agreement has been duly authorized, executed and delivered by the Administrator in accordance with all requisite action and constitutes a valid and legally binding obligation of the Administrator, enforceable in accordance with its terms;

      (c) The Administrator has been duly authorized by the Trust to appoint the Sub-Administrator to perform its responsibilities hereunder; and

      (d) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

      3.    Delivery of Documents.
            ---------------------

      (a) The Administrator will promptly deliver to the Sub-Administrator true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

      (i) The Trust's Declaration of Trust and all amendments thereto (the "Charter");

      (ii)  The Trust's bylaws (the "Bylaws");

      (iii) Resolutions   of  the  Trust's   board  of  trustees  (the  "Board")
            authorizing   the  execution,   delivery  and  performance  of  this
            Agreement by the Administrator;

      (iv) The Trust's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of each Fund (the "Registration Statement");

      (v) The Trust's Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

      (vi) The Trust's Prospectus and Statement of Additional Information pertaining to each Fund (collectively, the "Prospectus").

      (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Sub-Administrator. Each copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the Trust.

      (c) It shall be the sole responsibility of the Administrator to deliver to the Sub-Administrator the Trust's currently effective Prospectus and the Sub-Administrator shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Sub-Administrator.

      4.    Duties And Obligations Of The Sub-administrator.
            -----------------------------------------------

      (a) Subject to the direction and control of the Board and the provisions of this Agreement, the Sub-Administrator shall provide to the Administrator on behalf of the Trust and each Fund the administrative services set forth on
Schedule I attached hereto.

      (b) In performing hereunder, the Sub-Administrator shall provide, at its expense, office space, facilities, equipment and personnel.

      (c) The Sub-Administrator shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Trust or any Fund, distribution of shares of any Fund, maintenance of the Trust's or any Fund's financial records or other services normally performed by the Trust or Funds' counsel or independent auditors.

      (d) Upon receipt of the Administrator's prior written consent (which shall not be unreasonably withheld), the Sub-Administrator may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no consent shall be required for any such delegation to any other subsidiary of The Bank of New York Administrator, Inc. The Sub-Administrator shall not be liable to the Administrator, the Trust or any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as the Sub-Administrator acts in good faith and without negligence or willful misconduct in the selection of such delegee or agent.

      (e) The Administrator shall cause its and the Trust's officers, advisors, sponsor, distributor, legal counsel, independent accountants, current Sub-Administrator (if any) and transfer agent to cooperate with the Sub-Administrator and to provide the Sub-Administrator, upon request, with such information, documents and advice relating to the Trust or any Fund as is within the possession or knowledge of such persons, in order to enable the Sub-Administrator to perform its duties hereunder. In connection with its duties hereunder, the Sub-Administrator shall be entitled to rely, and shall be held harmless when acting in reliance upon the instructions, advice or any documents relating to the Trust or any Fund provided to the Sub-Administrator by any of the aforementioned persons. The Sub-Administrator shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Administrator or the Trust to cause any information, documents or advice to be provided to the Sub-Administrator as provided herein. All fees or costs charged by such persons shall be borne by the Administrator.

      (f) Nothing in this Agreement shall limit or restrict the Sub-Administrator, any affiliate of the Sub-Administrator or any officer or employee thereof from acting as Sub-Administrator for or with any third parties.

      (g) The Sub-Administrator may apply to an officer of the Administrator for written instructions with respect to any matter arising in connection with the Sub-Administrator's performance hereunder, and the Sub-Administrator shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of the Sub-Administrator, set forth in writing any action proposed to be taken or omitted to be taken by the Sub-Administrator with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Sub-Administrator shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Sub-Administrator has received written instructions in response to such application specifying the action to be taken or omitted. The Sub-Administrator may consult with counsel to the Administrator or the Trust, at the Administrator's expense, or its own counsel (at its own expense), and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

      (h) The Sub-Administrator shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I hereto, and no covenant or obligation shall be implied against the Sub-Administrator in connection with this Agreement.

      5.    Allocation Of Expenses.
            ----------------------

      Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Administrator, including but not limited to, organizational costs and costs of maintaining the Trust's or the Funds' existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Trust's trustees, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification of the Trust or any Fund's shares under federal or state securities laws, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to Fund shareholders, all expenses incidental to holding meetings of the Board and Fund shareholders, and extraordinary expenses as may arise, including litigation affecting the Administrator, the Trust or any Fund and legal obligations relating thereto for which the Administrator, the Trust or a Fund may have to indemnify its trustees and officers.

      6.    Standard Of Care; Indemnification.
            ---------------------------------

      (a) Except as otherwise provided herein, the Sub-Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys' and accountants' fees) incurred by the Administrator, the Trust or a Fund, except those costs, expenses, damages, liabilities or claims arising out of the Sub-Administrator's own bad faith, negligence or willful misconduct. In no event shall the Sub-Administrator be liable to the Administrator, the Trust or any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

      (b) The Administrator agrees to indemnify and hold harmless the Sub-Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Administrator or the Trust), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against the Sub-Administrator, by reason of or as a result of any action taken or omitted to be taken by the Sub- Administrator in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any instructions of an officer of the Administrator or the Trust, or (iv) any opinion of legal counsel for the Administrator, the Trust or the Sub-Administrator, or arising out of transactions or other activities of the Administrator, the Trust or a Fund which occurred prior to the commencement of this Agreement; provided, that the Sub-Administrator shall not be indemnified for costs, expenses, damages, liabilities or claims arising out of the Sub-Administrator's own negligence, bad faith or willful misconduct. This indemnity shall be a continuing obligation of the Administrator, its successors and assigns, notwithstanding the termination of this Agreement.

      (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Sub-Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Administrator, the Trust or the Sub-Administrator's own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

      7.    Compensation.
            ------------

      For the services provided hereunder, the Administrator agrees to pay the Sub-Administrator such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Sub-Administrator in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Administrator authorizes the Sub-Administrator to debit each Fund's custody account for all amounts due and payable hereunder and allocable to such Fund. The Sub-Administrator shall deliver to the Administrator invoices for services rendered after debiting such each Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to the Sub-Administrator, each Fund's net asset value shall be computed at the times and in the manner specified in the Prospectus.

      8.    Term Of Agreement.
            -----------------

      (a) This Agreement shall continue until terminated by either the Sub-Administrator giving to the Administrator, or the Administrator giving to the Sub-Administrator, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the Administrator shall pay to the Sub-Administrator such compensation as may be due as of the date of such termination, and shall reimburse the Sub-Administrator for any disbursements and expenses made or incurred by the Sub-Administrator and payable or reimbursable hereunder.

      (b) Notwithstanding the foregoing, the Sub-Administrator may terminate this Agreement upon 30 days prior written notice to the Administrator if the Trust shall terminate its custody agreement or the Administrator shall terminate its fund accounting agreement with The Bank of New York, or the Administrator or the Trust fails to perform its obligations hereunder in a material respect.

      9.    Amendment.
            ---------

      This Agreement may not be amended or modified in any manner except by a written agreement executed by the Sub-Administrator and the Administrator, and authorized or approved by the Board.

      10.   Assignment.
            ----------

      This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Administrator without the written consent of the Sub-Administrator, or by the Sub-Administrator without the written consent of the Administrator accompanied by the authorization or approval of the Board.

      11.   Governing Law; Consent to Jurisdiction.
            --------------------------------------

      This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Administrator hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction the Administrator may now or hereafter be entitled to claim immunity from suit, execution, attachment (before or after judgment) or other legal process, it irrevocably agrees not to claim, and hereby waives, such immunity.

      12.   Severability.
            -------------

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      13.   No Waiver.
            ---------

      Each and every right granted to the Sub-Administrator hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Sub-Administrator to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Sub-Administrator of any right preclude any other or future exercise thereof or the exercise of any other right.

      14.   Notices.
            -------

      All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

            if to the Administrator, at

            Conseco Services, L.L.C.
            11825 North Pennsylvania Street
            Carmel, Indiana 46032
            ATTENTION:  GREG HAHN

            if to the Sub-Administrator, at

            The Bank of New York
            90 Washington Street
            New York, New York 10286
            ATTENTION:  Timothy J. Overzat
                        Vice President

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

      15.   Counterparts.
            ------------

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  the  foregoing
instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.
                                    CONSECO SERVICES L.L.C.


                                    By:  /s/ T.J. Kilian
                                         -----------------------------
                                          Thomas J. Kilian

                                    Title:      President



                                    THE BANK OF NEW YORK


                                    By:  /s/ Jorge Louis
                                         -----------------------------
                                             Jorge Louis

                                    Title:      Vice President

                                    EXHIBIT A



Name of Fund
------------

Conseco Fund Group

      Equity Fund

      Asset Allocation Fund

      Fixed Income Fund

                                    Exhibit F


                        FUND ADMINISTRATION FEE SCHEDULE
                             WITH BLUE SKY SERVICES
                                       FOR
                               CONSECO FUND GROUP



Fund Administration Fee
-----------------------

      3 basis points per annum, on the net assets of each portfolio up to $100 million.

      2     basis points on the excess.

Minimum Fee
-----------

            The minimum fee will be waived for the first 3 months of operation. The following minimums will apply thereafter:

            4 - 12 months:           $2,000 per month, per portfolio

            After l year:            $2,500 per month, per portfolio

Out-of-Pocket Expenses
----------------------

            Services include but are not limited to the out-of-pocket expenses for administration, courier, printing, filing fees, legal fees, and shareholder reports.

Billing Cycle
-------------

            The above fees will be billed on a monthly basis.



Conseco Services, LLC                    The Bank of New York
---------------------                    --------------------

  Accepted by:   /s/ T.J. Kilian         Accepted by:  /s/ Marjorie McLaughlin
                 ------------------                    -----------------------
                 Thomas J. Kilian
      Title: President                         Title:  Vice President
             ---------------------                     -----------------------

      Date:  January 2, 1997                    Date:  January 2, 1997
             -----------------                         -----------------------

                                   Schedule I

                           Dated as of January 2, 1997
                                       ---------------

                          FUND ADMINISTRATION SERVICES
                          SUB-ADMINISTRATION AGREEMENT
                          ----------------------------



 .     Monitor  and  document  compliance  by the  Fund  with  its  policies  and restrictions as delineated in its Prospectus and with the Rules and Regulations of the Investment Company Act of 1940.

 .     Monitor and report on  Sub-Chapter M  qualifications,  monitor  compliance with Section 4982 of the Internal Revenue Code, calculate and maintain records pertaining to original issue discount and premium amortization as required, perform ongoing wash sales review, etc.

 .     Establish  appropriate  expense  accruals,   maintain  expense  files  and
      coordinate the payment of invoices.

 .     Monitor and report on adherence to NASD rules governing investment company sales charges.